UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On January 31, 2008, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter and year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

       99.1      Press Release of Rainier Pacific Financial Group, Inc. dated January 31, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: January 30, 2008                                                 /s/ John A. Hall
                                                                                    John A. Hall
                                                                                    President and Chief Executive Officer
                                                                                    (Principal Executive Officer)

EXHIBIT 99.1

                                                                                                    For more information, contact:
                                                                                                    John Hall: (253) 926-4007
                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                   or
                                                                                                    Vic Toy: (253) 926-4038
                                                                                                    vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Earnings

Tacoma, Washington - January 31, 2008 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ GM: RPFG) announced today its fourth quarter and annual results for the periods ended December 31, 2007. Net income for the quarter ended December 31, 2007 increased 10.7% to $910,000, or $0.15 per diluted share, compared to net income of $822,000, or $0.14 per diluted share, for the same period in 2006. For the year ended December 31, 2007, the Company's net income was $3.9 million, or $0.64 per diluted share, compared to net income of $2.8 million, or $0.47 per diluted share, for the same period in 2006.

The Company's operating results for the fourth quarter of 2007 were impacted by three non-recurring items: (1) a pre-tax gain of $325,000 relating to the resolution of a claim against one of the Company's software vendors; (2) a pre-tax charge of $173,000 to establish a reserve for the Company's share of litigation settlements between VISA U.S.A. Inc. and its member banks, and American Express and Discover Financial Services; and (3) a federal income tax provision of $250,000 to provide a valuation allowance against the Company's deferred tax asset relating to the loss of future charitable contribution deductions associated with the establishment of the Rainier

Pacific Foundation in 2003. Excluding these three items, the Company's pro forma net income for the quarter ended December 31, 2007 was $1.1 million, or $0.18 per diluted share, representing an increase of 29.1% from the same quarter in 2006; and $4.0 million, or $0.67 per diluted share for the fiscal year ended December 31, 2007 compared to $2.8 million, or $0.47 per diluted share for the same period in 2006.

The following table reconciles the Company's reported net income to pro forma net income, exclusive of the three aforementioned unusual items.

	Three Months Ended		Year Ended
	December 31,		December 31,
Pro Forma Disclosure(1):	2007	2006	2007	2006

Net income, as reported	$ 910	$ 822	$3,854	$2,785
Software dispute settlement, net of tax	(211)	-	(211)	-
VISA litigation settlement, net of tax	112	-	112	-
Valuation allowance for charitable contribution deductions	250	-	250	-
Pro Forma Net Income	$1,061	$ 822	$4,005	$2,785
Earnings per share:
Basic and diluted, as reported	$ 0.15	$0.14	$ 0.64	$ 0.47
Pro forma basic and diluted	$ 0.18	$0.14	$ 0.67	$ 0.47
______________________
(1)	Earnings information, excluding the software dispute settlement, VISA litigation settlement, and valuation allowance for charitable contribution deductions, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess the Company's core operations reflected in the current quarter and year end results. The Company has also presented comparable earnings information using GAAP financial measures.

The Company anticipates it will fully recover the $173,000 pre-tax charge related to its proportional share of the VISA U.S.A. Inc.'s settlement with American Express and Discover Financial Services when VISA U.S.A. Inc. completes its securities offering. The Company currently owns 0.00638% of VISA U.S.A. Inc. which has filed a registration statement with the Securities and Exchange Commission in the fourth quarter of 2007 to go public through an initial public offering. The $250,000 increased federal income tax provision was deemed necessary as a result of management's determination that the Company will not be able to fully realize the income tax deductibility of the charitable contribution made to the Rainier Pacific Foundation in 2003.

The Company's revenue, excluding the non-recurring software settlement, (i.e., net interest income before provision for loan losses plus non-interest income for the quarter and year ended December 31, 2007) was $9.1 million and $35.6 million, respectively, compared to $8.5 million and $33.9 million for the respective periods ended December 31, 2006. Net interest income before the provision for loan losses for the quarter ended December 31, 2007 was $6.8 million, or 9.7% higher than the $6.2 million during the same period a year ago. For the year ended December 31, 2007, net interest income was $26.3 million, compared to $25.0 million in the previous fiscal year.

For the quarter ended December 31, 2007, the Company's net interest margin was 3.23%, compared to 3.20% and 2.92% for the quarters ended September 30, 2007 and December 31, 2006, respectively. The yield on the Company's interest-earning assets was 6.88% for the quarter ended December 31, 2007, compared to 6.94% and 6.63% for the quarters ended September 30, 2007 and December 31, 2006, respectively. For the quarter ended December 31, 2007, the Company's cost of interest-bearing liabilities was 4.04%, compared to 4.15% and 4.10% for the quarters ended September 30, 2007 and December 31, 2006, respectively.

Non-interest income, exclusive of the software dispute settlement, was essentially unchanged at $2.3 million for the quarter ended December 31, 2007, compared to $2.3 million for the same quarter in 2006. Non-interest income, exclusive of the software dispute settlement, was $9.3 million for the year ended December 31, 2007, a $421,000 increase from the year ended December 31, 2006.

Non-interest expenses were $7.5 million for the quarter ended December 31, 2007, compared to $7.3 million and $7.0 million for the quarters ended September 30, 2007 and December 31, 2006, respectively. For the year ended December 31, 2007, non-interest expense was $29.0 million, a modest increase of 1.0% from $28.7 million for the year ended December 31, 2006.

The Company's total assets declined $23.8 million to $878.9 million at December 31, 2007, from $902.7 million at December 31, 2006. The decrease resulted primarily from an increase in the high prepayment of multi-family and commercial real estate loans throughout the year, maturities in the investment securities portfolio, sales of single-family mortgage loans, and slower loan originations.

Total loans were $637.0 million at December 31, 2007, compared to $633.3 million at September 30, 2007 and $639.4 million at December 31, 2006, respectively. Total loan originations were $67.2 million during the quarter ended December 31, 2007, compared to $46.1 million and $52.4 million for the quarters ended September 30, 2007 and December 31, 2006, respectively. For the year ended December 31, 2007, total loan originations were $214.7 million, compared to $227.3 million for the same period in 2006.

For the quarter ended December 31, 2007, the yield on loans was 7.36%, compared to 7.53% and 7.19% for the quarters ended September 30, 2007 and December 31, 2006, respectively. At December 31, 2007, the loan portfolio consisted of 33.4% commercial real estate loans, 23.4% multi-family real estate loans, 12.4% real estate construction loans, 12.1% single-family real estate loans,

8.1% consumer loans (excluding home equity loans), 7.1% home equity loans, and 3.5% commercial business loans.

The Company sold $6.2 million of single-family fixed-rate real estate loans which generated $117,000 in net gains during the quarter ended December 31, 2007, compared to $7.6 million in loan sales and $203,000 in net gains during the same period in 2006. For the year, the Company sold $23.7 million of single-family loans, compared to $19.6 million during the same period in 2006. The portfolio of loans serviced for others increased to $114.6 million at December 31, 2007, compared to $110.3 million at December 31, 2006.

Despite slower local economic activity, the credit quality of the loan portfolio remained good during the fourth quarter. Net charge-offs were $214,000 for the quarter ended December 31, 2007, compared to $242,000 for the quarter ended September 30, 2007, and $282,000 for the quarter ended December 31, 2006. Net charge-offs for the year ended December 31, 2007 were $804,000, compared to $914,000 for the year ended December 31, 2006. Loans more than 30 days delinquent as a percentage of total loans were 0.33% at December 31, 2007, compared to 0.28% at both September 30, 2007 and December 31, 2006. Non-performing loans (i.e., loans 90 days or more past due or non-accrual loans) were $497,000, or 0.08% of total loans, at December 31, 2007, compared to $197,000, or 0.03% of total loans, at September 30, 2007, and $241,000, or 0.04% of total loans, at December 31, 2006. Non-performing assets were $546,000, or 0.06% of total assets, at December 31, 2007, compared to $220,000, or 0.02% of total assets, at September 30, 2007, and $274,000, or 0.03% of total assets, at December 31, 2006. The Company's provision for loan losses was $150,000 for the quarter ended December 31, 2007, unchanged from the provision made for the previous quarters ended September 30, 2007 and December 31, 2006. The allowance for loan losses at December 31, 2007 was $8.1 million, representing an allowance to total loans ratio of 1.27%, compared to $8.1 million at September 30, 2007 and $8.3 million at December 31, 2006.

The investment securities portfolio at December 31, 2007 was $177.0 million (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings), a decrease from $185.7 million at September 30, 2007, and the $197.8 million at December 31, 2006. The declines in the investment securities portfolio were primarily attributed to $14.4 million in securities that matured during the year ended December 31, 2007, and a market value decline in the Company's $109.0 million portfolio of pooled trust preferred securities of bank and insurance company issuers.

Total deposits were $461.5 million at December 31, 2007, compared to $460.9 million at September 30, 2007 and $457.4 million at December 31, 2006. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) increased $6.3 million to $226.7 million, or 49.1% of total deposits, as of December 31, 2007, compared to $220.4 million as of December 31, 2006. Brokered deposit balances were $60.9 million at December 31, 2007, compared to $51.0 million at September 30, 2007 and $50.9 million at December 31, 2006. For the quarter ended December 31, 2007, the average cost of interest-bearing deposits was 3.72%, compared to 3.81% for the quarter ended September 30, 2007 and 3.80% for the quarter ended December 31, 2006.

Total shareholders' equity at December 31, 2007 was $86.8 million, compared to $87.8 million at December 31, 2006. During the quarter ended December 31, 2007, the Company purchased and retired 49,437 shares of its outstanding shares of common stock at an average price of $16.25 per share. On January 30, 2008, the Company's Board of Directors authorized a 12-month extension of its existing stock repurchase plan, which allows it to purchase an additional 114,483 shares of common stock through February 21, 2009.

The Company's book value and tangible book value per share as of December 31, 2007 were $14.29 and $13.77 per share, respectively, based upon 6,076,370 outstanding shares of common stock. The number of outstanding shares includes 98,725 restricted shares granted to participants under the Company's 2004 Management Recognition Plan that have not yet vested or were not ratably earned, and excludes 390,263 of unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

"During 2007, we made good progress to improve Rainier Pacific's trend in core earnings and in maintaining very good asset quality, despite a challenging operating environment. With heightened competition and a more difficult operating environment expected throughout 2008, we will continue to focus on improved earnings by maintaining our focus on appropriately pursuing and pricing loan and deposit volumes, while managing our operations more efficiently for improved profitability," said John A. Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Restatement and Reclassification

Operating results and financial statements for the quarter and year ended December 31, 2006 have been restated to reflect non-material adjustments to our provision for income taxes, common stock, and retained earnings related to the tax treatment of our Employee Stock Ownership Plan. The effects of these adjustments were increases of $52,000 and $175,000 in the provision for income taxes for the quarter and year ended December 31, 2006, respectively; as well as a reclassification of $493,000 within shareholder's equity from retained earnings to common stock.

In addition, certain classifications have been made to the prior periods' consolidated financial statements and/or schedules to conform to the current period's presentation. These reclassifications may slightly affect certain ratios for the prior periods. These reclassifications, however, had no effect on retained earnings or net income as previously presented. The effect of these reclassifications is considered immaterial.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS

	At December 31,	At September 30,	At December 31,
	2007	2007	2006

Cash and cash equivalents	$ 8,724	$ 9,192	$ 11,847
Interest-bearing deposits with banks	90	732	57
Securities available-for-sale	131,287	138,345	145,110
Securities held-to-maturity (fair value of $45,541 at December 31, 2007; $46,337 at September 30, 2007; and $51,589 at December 31, 2006)	45,756	47,346	52,652
Federal Home Loan Bank of Seattle ("FHLB") stock, at cost	13,712	13,712	13,712

Loans	637,000	633,319	639,378
Less: allowance for loan losses	(8,079)	(8,142)	(8,283)
Loans, net	628,921	625,177	631,095

Premises and equipment, net	33,813	33,731	34,383
Accrued interest receivable	3,980	4,075	4,177
Other assets	12,581	9,951	9,664

TOTAL ASSETS	$878,864	$882,261	$902,697

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 33,924	$ 34,603	$ 33,722
Interest-bearing	427,563	426,314	423,703
Total deposits	461,487	460,917	457,425

Borrowed funds	320,454	321,574	345,395
Corporate drafts payable	2,510	2,992	3,537
Accrued compensation and benefits	1,758	1,759	2,111
Other liabilities	5,835	5,381	6,399

TOTAL LIABILITIES	792,044	792,623	814,867

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,466,633 shares issued and 5,977,645 shares outstanding at December 31, 2007; 6,516,870 shares issued and 5,994,525 shares outstanding at September 30, 2007; and 6,587,670 shares issued and 5,971,913 shares outstanding at December 31, 2006	50,458	50,465	50,531
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,903)	(4,072)	(4,582)
Accumulated other comprehensive loss, net of tax	(4,575)	(1,108)	(806)
Retained earnings	44,840	44,353	42,687

TOTAL SHAREHOLDERS' EQUITY	86,820	89,638	87,830

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$878,864	$882,261	$902,697

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Income
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
INTEREST INCOME
Loans	$11,808	$11,427	$47,179	$43,040
Securities available-for-sale	2,102	2,095	8,201	8,212
Securities held-to-maturity	512	581	2,150	2,663
Interest-bearing deposits	23	11	131	295
FHLB dividends	27	14	82	14
Total interest income	14,472	14,128	57,743	54,224
INTEREST EXPENSE
Deposits	3,960	4,065	16,228	14,220
Borrowed funds	3,751	3,888	15,216	15,020
Total interest expense	7,711	7,953	31,444	29,240
Net interest income	6,761	6,175	26,299	24,984
PROVISION FOR LOAN LOSSES	150	150	600	600
Net interest income after provision for loan losses	6,611	6,025	25,699	24,384
NON-INTEREST INCOME
Deposit service fees	885	887	3,496	3,520
Loan service fees	295	330	1,314	1,188
Insurance service fees	595	499	2,312	2,078
Investment service fees	134	94	580	557
Real estate lease income	249	298	1,112	1,139
Gain on sale of securities, net	-	-	-	3
Gain on sale of loans, net	117	203	379	278
Gain (loss) on sale of premises and equipment, net	(1)	-	10	7
Other operating income	354	24	423	110
Total non-interest income	2,628	2,335	9,626	8,880
NON-INTEREST EXPENSE
Compensation and benefits	4,043	3,785	16,341	15,784
Office operations	1,014	1,164	3,962	5,155
Occupancy	672	687	2,580	2,628
Loan servicing	129	143	498	529
Outside and professional services	426	354	1,366	1,301
Marketing	226	219	1,036	946
Other operating expenses	943	663	3,230	2,367
Total non-interest expense	7,453	7,015	29,013	28,710

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,786	1,345	6,312	4,554

PROVISION FOR FEDERAL INCOME TAX	876	523	2,458	1,769

NET INCOME	$ 910	$ 822	$ 3,854	$ 2,785

EARNINGS PER COMMON SHARE
Basic	$ 0.15	$ 0.14	$ 0.64	$ 0.47
Diluted	$ 0.15	$ 0.14	$ 0.64	$ 0.47
Weighted average shares outstanding - Basic	5,979,580(1)	5,958,304(2)	5,983,677(1)	5,941,336(2)
Weighted average shares outstanding - Diluted	5,979,580	6,022,936	6,010,971	5,961,603

(1)

Weighted average shares outstanding - Basic includes 228,175 vested and ratably earned shares of the 326,900 restricted shares granted and issued under the 2004 Management Recognition Plan ("MRP"), net of forfeited shares.

(2)	Weighted average shares outstanding - Basic includes 165,203 vested and ratably earned shares of the 322,800 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Income
(Dollars in Thousands, except per share data)

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
INTEREST INCOME
Loans	$11,808	$12,127	$11,645	$11,599
Securities available-for-sale	2,102	2,015	2,032	2,052
Securities held-to-maturity	512	527	546	565
Interest-bearing deposits	23	28	70	10
FHLB dividends	27	21	20	14
Total interest income	14,472	14,718	14,313	14,240
INTEREST EXPENSE
Deposits	3,960	4,104	4,053	4,111
Borrowed funds	3,751	3,881	3,841	3,743
Total interest expense	7,711	7,985	7,894	7,854
Net interest income	6,761	6,733	6,419	6,386
PROVISION FOR LOAN LOSSES	150	150	150	150
Net interest income after provision for loan loss	6,611	6,583	6,269	6,236
NON-INTEREST INCOME
Deposit service fees	885	906	879	826
Loan service fees	295	381	346	292
Insurance service fees	595	552	622	543
Investment service fees	134	189	144	113
Real estate lease income	249	298	271	294
Gain on sale of securities, net	-	-	-	-
Gain on sale of loans, net	117	60	66	136
Gain (loss) on sale of premises and equipment, net	(1)	1	-	10
Other operating income	354	25	16	28
Total non-interest income	2,628	2,412	2,344	2,242
NON-INTEREST EXPENSE
Compensation and benefits	4,043	4,237	4,068	3,993
Office operations	1,014	1,006	956	986
Occupancy	672	649	624	635
Loan servicing	129	130	129	110
Outside and professional services	426	250	258	432
Marketing	226	278	289	243
Other operating expenses	943	799	778	710
Total non-interest expense	7,453	7,349	7,102	7,109

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,786	1,646	1,511	1,369

PROVISION FOR FEDERAL INCOME TAX	876	574	529	479

NET INCOME	$ 910	$ 1,072	$ 982	$ 890

EARNINGS PER COMMON SHARE
Basic	$ 0.15	$ 0.18	$ 0.16	$ 0.15
Diluted	$ 0.15	$ 0.18	$ 0.16	$ 0.15
Weighted average shares outstanding - Basic	5,979,580(1)	5,983,586(2)	5,995,114(3)	5,976,430(4)
Weighted average shares outstanding - Diluted	5,979,580	5,983,586	6,073,991	6,094,582

(1)	Weighted average shares outstanding - Basic includes 228,175 vested and ratably earned shares of the 326,900 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding - Basic includes 212,593 vested and ratably earned shares of the 327,700 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding - Basic includes 196,818 vested and ratably earned shares of the 329,300 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding - Basic includes 180,708 vested and ratably earned shares of the 321,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Loan portfolio composition:
Real estate:
One- to four-family residential	$ 76,882	$ 78,621	$ 79,018	$ 80,324	$ 81,542
Five or more family residential	149,080	149,474	159,137	161,273	163,060
Commercial	212,901	214,130	215,442	203,732	195,854
Total real estate	438,863	442,225	453,597	445,329	440,456
Real estate construction:
One- to four-family residential	73,114	70,867	72,838	75,060	75,508
Five or more family residential	1,839	2,019	3,187	3,640	4,180
Commercial	3,827	1,834	-	-	-
Total real estate construction	78,780	74,720	76,025	78,700	79,688
Consumer:
Automobile	20,798	23,711	26,623	29,298	31,888
Home equity	45,293	44,537	44,610	42,738	42,718
Credit cards	23,172	22,601	22,018	21,936	23,327
Other	7,411	7,383	7,310	7,494	8,179
Total consumer	96,674	98,232	100,561	101,466	106,112
Commercial/business	22,683	18,142	17,202	13,005	13,122
Subtotal	637,000	633,319	647,385	638,500	639,378
Less: Allowance for loan losses	(8,079)	(8,142)	(8,235)	(8,276)	(8,283)
Total loans, net	$628,921	$625,177	$639,150	$630,224	$631,095
Sold loans, serviced for others	$114,629	$113,306	$113,434	$112,669	$110,297

Non-performing assets:
Loans 90 days or more past due	$ 497	$ 197	$ 217	$ 224	$ 241
Repossessed assets	49	23	16	21	33
Other real estate owned	-	-	-	-	-
Total non-performing assets	$ 546	$ 220	$ 233	$ 245	$ 274

Loans greater than 30 days delinquent	$ 2,125	$ 1,762	$ 1,651	$ 1,684	$ 1,776
Loans greater than 30 days delinquent as a percentage of loans	0.33%	0.28%	0.26%	0.26%	0.28%
Non-performing loans as a percentage of loans	0.08%	0.03%	0.03%	0.04%	0.04%
Non-performing assets as a percentage of assets	0.06%	0.02%	0.03%	0.03%	0.03%
Allowance for loan loss as a percentage of non- performing loans	1,625.55%	4,132.99%	3,794.93%	3,694.64%	3,436.93%
Allowance for loan loss as a percentage of non- performing assets	1,479.67%	3,700.91%	3,534.33%	3,377.96%	3,022.99%
Allowance for loan loss as a percentage of total loans	1.27%	1.29%	1.27%	1.30%	1.30%

Core deposits (all deposits, excluding CDs)	$226,743	$236,411	$242,446	$242,442	$220,352
Non-core deposits (CDs)	234,744	224,506	217,870	224,293	237,073
Total deposits	$461,487	$460,917	$460,316	$466,735	$457,425

Loans/Deposits	138.03%	137.40%	140.64%	136.80%	139.78%
Equity/Assets	9.88%	10.16%	9.94%	9.79%	9.73%

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Loan growth (decline)	0.58%	1.70%	(0.37%)	9.69%
Deposit growth (decline)	0.12%	(0.23%)	0.89%	4.43%
Equity growth (decline)	(3.14%)	1.25%	(1.15%)	3.68%
Asset growth (decline)	(0.39%)	0.18%	(2.64%)	3.66%

Loans originated	$ 67,223	$ 52,415	$ 214,713	$ 227,284
Loans sold	$ 6,194	$ 7,576	$ 23,698	$ 19,563
Loans charged-off, net	$ 214	$ 282	$ 804	$ 914

Increase in non-interest income	12.55%	27.53%	8.40%	21.21%
Increase in non-interest expense	6.24%	4.13%	1.06%	6.70%
Net charge-offs to average loans	0.13%	0.18%	0.13%	0.15%
Efficiency ratio	79.38%	82.43%	80.76%	84.78%
Return on assets	0.41%	0.36%	0.43%	0.31%
Return on equity	4.08%	3.78%	4.32%	3.25%

Interest-earning assets:
Yield on loans	7.36%	7.19%	7.35%	7.03%
Yield on investments	5.68%	5.30%	5.43%	4.98%
Yield on FHLB stock	0.80%	0.40%	0.60%	0.10%
Yield on interest-earning assets	6.88%	6.63%	6.80%	6.38%

Interest-bearing liabilities:
Cost of deposits	3.72%	3.80%	3.82%	3.43%
Cost of borrowed funds	4.45%	4.46%	4.48%	4.22%
Cost of interest-bearing liabilities	4.04%	4.10%	4.11%	3.80%
Net interest rate spread	2.84%	2.53%	2.69%	2.58%

Net interest margin	3.23%	2.92%	3.09%	2.94%

Net interest margin-quarter ended 12/31/2007	3.23%
Net interest margin-quarter ended 09/30/2007	3.20%
Net interest margin-quarter ended 06/30/2007	3.01%
Net interest margin-quarter ended 03/31/2007	2.96%
Net interest margin-quarter ended 12/31/2006	2.92%

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Shares outstanding at end of period	6,076,370(1)	6,109,633(2)	6,144,259(3)	6,128,485(4)	6,129,511(5)
Book value per share	$14.29	$14.67	$14.63	$14.49	$14.33
Tangible book value per share	$13.77	$14.15	$14.11	$13.96	$13.79

(1)	Shares outstanding represent 6,466,633 shares issued (including 98,725 unvested restricted shares granted under the MRP), less 390,263 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,516,870 shares issued (including 115,108 unvested restricted shares granted under the MRP), less 407,237 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,568,470 shares issued (including 132,482 unvested restricted shares granted under the MRP), less 424,211 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,569,670 shares issued (including 140,592 unvested restricted shares granted under the MRP), less 441,185 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,587,670 shares issued (including 157,597 unvested restricted shares granted under the MRP), less 458,159 unallocated shares under the ESOP.